Exhibit 10.2

AMENDMENT NO. 1 TO THE

STOCK PURCHASE AGREEMENT

Amendment No. 1 to the Existing Agreement (defined below), dated March 27, 2023 (the "Amendment") among Sangoma Technologies US Inc. and Star2Star Holdings, LLC, in its capacity as the Seller’s Representative.

WHEREAS, the parties have entered into to that certain Stock Purchase Agreement, dated as of January 28, 2021, by and among Sangoma Technologies US Inc., Sangoma Technologies Corporation, StarBlue Inc., Blue Face Holdings Limited, Star2Star Holdings, LLC and the Sellers’ Representative named therein (the "Existing Agreement");

WHEREAS, the parties hereto desire to amend the Existing Agreement to revise the distribution schedule of the Deferred Consideration on the terms and subject to the conditions set forth herein; and

WHEREAS, pursuant to Section 14.11 of the Existing Agreement, the amendment contemplated by the parties must be contained in a written agreement and signed by the Buyer and the Sellers’ Representative.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.

2.             Amendments to the Existing Agreement. As of the Effective Date (defined below), the Existing Agreement is hereby amended or modified as follows:

(a)               Schedule 2.4(h) of the Existing Agreement is hereby amended by deleting the second and third paragraphs and replacing them with the following:

Any Sangoma Common Shares that are part of the Deferred Consideration and which have not previously been issued and delivered to Star2Star Holdings and the Optionholder as of March 27, 2023, shall be issued and delivered to Star2Star Holdings and the Optionholder (the “Final Issuance”) on the later of: (i) the fifth Business Day following the effective date of the registration statement on Form F-3 to be filed by the Company with the Securities and Exchange Commission with respect to the Deferred Consideration, and (ii) such other date as mutually agreed by the parties hereto, provided that prior thereto Star2Star Holdings first delivers a certificate to Sangoma confirming the continued accuracy of its representations and warranties in Section 4.7 of the Agreement.  Star2Star Holdings also acknowledges and agrees to make all required updated filings when due under Applicable Canadian Securities Laws in connection with the receipt of the Deferred Consideration (including SEDI insider reports and early warning report filing obligations).

Upon the Final Issuance, each of Star2Star Holdings and the Optionholder shall be entitled to receive a number of such Sangoma Common Shares equal to their respective Deferred Consideration Percentage of such aggregate number of Sangoma Common Shares then being issued. Following the Final Issuance, the parties confirm and agree that there are no further Sangoma Common Shares owing to any party pursuant to the terms of the Agreement.

(b)               Section 13.3 is hereby amended by adding the following sentence to the end of the section:

Notwithstanding the foregoing, with respect to the Final Issuance Star2Star Holdings will, no later than September 30, 2023 contribute such Option Taxes, on its behalf and on behalf of the holders of Star2Star Holdings Options, to Buyer.

3.             Date of Effectiveness; Limited Effect. This Amendment will become effective on the date first written above (the "Effective Date"). Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or of any other Ancillary Agreement or as a waiver of or consent to any further or future action on the part of either party that would require the waiver or consent of the other party. On and after the Effective Date, each reference in the Existing Agreement to "this Agreement," "the Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Existing Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Ancillary Agreements, will mean and be a reference to the Existing Agreement as amended by this Amendment.

4.             Miscellaneous.

(a)                This Amendment is governed by and construed in accordance with, the laws of the State of Delaware without regard to the conflict of laws provisions of such State.

(b)                This Amendment shall inure to the benefit of and be binding upon each of the parties and each of their respective permitted successors and permitted assigns.

(c)                The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

(d)                This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

(e)               This Amendment constitutes the sole and entire agreement between the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

(f)                Each party shall pay its own costs and expenses in connection with this Amendment (including the fees and expenses of its advisors, accountants, and legal counsel).

IN WITNESS WHEREOF, the parties have executed this Amendment on the date first written above.

Buyer

SANGOMA TECHNOLOGIES US INC.

By:	/s/ Larry Stock
Name: Larry Stock
Title: Chief Financial Officer

SellerS’ Representative

STAR2STAR HOLDINGS, LLC

By:	/s/ Norman A. Worthington, III
Name: Norman A. Worthington, III
Title: Chief Executive Officer

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